UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2006

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                         Other Events.

On October 16, 2006, Copart, Inc. (the “Company”) filed a Current Report on Form 8-K indicating that it would delay the filing of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006 (the “Form 10-K”) for the reasons stated in the Form 8-K. On October 17, 2006, the Company filed a Notification of Late Filing on Form 12b-25 in accordance with Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

The Company has completed the voluntary review of its historical stock option practices described in its prior Form 8-K filing and consequently will file its Form 10-K today, within the fifteen calendar day period set forth in Rule 12b-25(b). Based on the findings of its voluntary review, the Company has concluded that it does not anticipate any restatement of its previously filed financial statements.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties, including the statement that the Company does not anticipate any restatement of its previously filed financial statements. The Company’s business and results of operations are subject to numerous risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, investors are cautioned to review the information outlined under Item 1A of the Form 10-K under the caption “Risk Factors” as well as similar information in the Company’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ WILLIAM E. FRANKLIN
William E. Franklin
Senior Vice President and Chief Financial Officer

Date: October 31, 2006